EXHIBIT 16.1

                                  May 14, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  30549

Ladies and Gentlemen:

                            INDUSTRIAL HOLDINGS, INC.

        We have read Item 4 of Industrial Holdings, Inc.'s Form 8-K dated May 14, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

                                           Yours very truly,

                                           Price Waterhouse LLP

                                      Ex-1